UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2025

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Rte 17 North, Ste. 800, Rutherford, NJ	07070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 842-7715

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GCTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 4, 2025, Glucotrack, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), relating to the registered direct offering and sale of an aggregate of 2,638,042 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an offering price of $1.15 per share of Common Stock (the “Offering”). The shares of Common Stock were offered by the Company pursuant to a prospectus supplement dated February 4, 2025, and accompanying prospectus dated October 3, 2024, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (Registration No. 333-282297), which was declared effective by the Securities and Exchange Commission (“SEC”), on October 3, 2024. A copy of the legal opinion of Nelson Mullins Riley & Scarborough LLP relating to the validity of the shares of Common Stock issued in the Offering is filed herewith as Exhibit 5.1.

Dawson James Securities, Inc. (the “Placement Agent”), acted as the placement agent for the Offering pursuant to a placement agency agreement (the “Placement Agency Agreement”), dated February 4, 2025, by and between the Company and the Placement Agent.

The gross proceeds to the Company from the Offering will be approximately $3.03 million, before deducting Placement Agent fees and other offering expenses payable by the Company. The Company expects to use the net proceeds from the Offering for working capital and general corporate purposes. The closing of the Offering is expected to occur on February 5, 2025.

The Purchase Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Purchase Agreement, and subject to certain exceptions, the Company has agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or (ii) file any registration statement or amendment or supplement thereto, for a period of thirty (30) days following the closing of the Offering. The Company has also agreed not to effect or enter into an agreement to effect any issuance of Common Stock or Common Stock equivalents involving a Variable Rate Transaction, as defined in the Purchase Agreement, for a period of thirty (30) days following the closing of the Offering, subject to certain exceptions.

In connection with the Offering, the Company’s directors and executive officers will enter into lock-up agreements (the “Lock-Up Agreements”) that provide that, for a period of 180 days after the later of the closing of the Offering, subject to certain limited exceptions and as applicable, the directors and executive officers will not, directly or indirectly, without the prior written consent of the Placement Agent, (i) offer to sell, sell, contract to sell pledge, grant, lend or otherwise transfer or dispose of our Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (the “Lock-Up Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, (iii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to any Common Stock owned directly by the director or executive officer (including holding as a custodian) or with respect to which the director or executive officer has beneficial ownership within the rules and regulations of the SEC, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (iv) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (v) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

Pursuant to the Placement Agency Agreement, the Company has agreed to pay the Placement Agent a cash fee equal to 8.0% of the gross proceeds received by the Company in the Offering from sales arranged for by the Placement Agent.

The foregoing is only a summary of the material terms of the Securities Purchase Agreement, Placement Agency Agreement, and Lock-Up Agreements and is qualified in its entirety by reference to the full texts of the agreements, which are attached hereto as Exhibits 10.1, 10.2, and 10.3 respectively, and incorporated by reference herein.

The foregoing summary and the exhibits hereto also are not intended to modify or supplement any disclosures about the Company in its reports filed with the SEC. In particular, the agreements and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The agreements contain representations and warranties by the Company, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the agreements were made solely for the benefit of the parties to the agreements; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; may be made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the agreements are filed with this report only to provide investors with information regarding the terms of the transactions contemplated thereby, and not to provide investors with any other factual information regarding the Company. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in our public disclosures.

Item 7.01. Regulation FD Disclosure.

On February 4, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information presented in Item 7.01 of this Current Report on Form 8-K and the accompanying press releases shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Nelson Mullins Riley & Scarborough LLP
10.1	Form of Securities Purchase Agreement
10.2	Placement Agent Agreement.
10.3	Form of Lock-up Agreement
23.1	Consent of Nelson Mullins Riley & Scarborough LLP (contained in Exhibit 5.1)
99.1	Press Release, dated February 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2025

GLUCOTRACK, INC.

	By:	/s/ Paul Goode
	Name:	Paul Goode
	Title:	Chief Executive Officer